Dear Shareholder:	February 11, 2010

The past twelve months have provided numerous opportunities and challenges for your company and we have highlighted below many of the more significant items.

The balance sheet shows modest growth this year as we made the strategic decision early on to sell, with servicing retained, the majority of residential loans originated. By the end of the year we sold $60,000,000 in residential loans, generating in excess of $1,000,000 in fees, which accounts for the majority of the increase in non-interest income. We elected to sell these loans to “shed” the interest rate risk for these fixed, low rate, long term loans.

While interest rates continued to remain at historic lows, we did experience an increase in net interest income of $378,000. We believe interest rates will begin to rise in the future. Like everyone else, we are not sure when and by how much but have positioned ourselves for an anticipated interest rate increase.

Net income rose 2.4% and, in light of the economic and interest rate environment, we believe this performance to be acceptable, especially in light of increases in some expenses, such as: FDIC insurance $597,000, Federal income taxes $400,000, Pension Plan $496,000 and secondary market delivery fees of $210,000. While these increases were substantial, we reduced salary, occupancy and equipment expenses a combined $474,000 to help mitigate their effect on earnings.

The national banking environment had a difficult year with 140 bank closures. New England and in particular Vermont banks have fared relatively better than those in other parts of the nation. Fortunately, the speculation and sub-prime lending was not as prevalent here, which has served as a level of “protection” from declining real estate values. This is not to say it has been an easy ride for our customers, but overall our loan portfolio has been performing well with little to no increase in delinquencies. In order for the FDIC to continue to fund these past and expected bank failures, the FDIC required all banks to prepay three years estimated Deposit Insurance Fund premiums. On December 30 we paid our assessment of $1,804,000.

Thus far the winter tourist season has been about average with ample snow for outdoor sports enthusiasts. Anecdotal reports from customers indicate the recent holidays were good for business and we are hoping this trend continues.

We believe 2010, while still in a recovery mode economically, offers us some growth opportunities for the company. As a by-product of the past 18 months, we have found the general public recognizes the importance of “their” community bank, the consistency of services offered and the value of relationship banking with neighbors.

Enclosed is your dividend check or advice of deposit, representing a dividend of $0.25 per share to shareholders of record January 30, 2010, and payable February 11, 2010.

Sincerely,

Richard C. Sargent Chairman	Kenneth D. Gibbons President & CEO

4th Quarter Report - December 31, 2009
Consolidated Balance Sheets (unaudited)	Consolidated Statements of Income (unaudited)

ASSETS	December 31, 2009	December 31, 2008		12/31/2009	12/31/2008	12/31/2009	12/31/2008
Cash and Due from Banks	$4,941,613	$4,792,398		(3 months ended)		(12 months ended)
Federal Funds Sold & Overnight Deposits	17,190,525	21,537,310	Interest Income	$5,705,283	$6,157,419	$23,216,589	$24,720,777
Interest Bearing Deposits in Banks	22,974,800	14,789,173	Interest Expense	1,171,193	1,685,404	5,294,209	7,176,986
Investment Securities Available-for-Sale	24,648,590	27,834,384	Net Interest Income	4,534,090	4,472,015	17,922,380	17,543,791
Loans Held for Sale	9,262,352	3,178,402	Provision for Loan Losses	155,000	150,000	400,000	335,000
Loans, net	348,904,625	350,131,474	Net Interest Income after
Allowance for Loan Losses	(3,492,783)	(3,556,205)	Provision for Loan Losses	4,379,090	4,322,015	17,522,380	17,208,791
Premises and Equipment, net	7,613,319	7,460,693
Other Real Estate Owned, net	886,099	657,801	Trust Income	101,047	90,180	379,042	377,789
Accrued Interest & Other Assets	14,471,295	13,278,212	Noninterest Income	1,288,800	569,034	5,142,264	3,951,124
Total Assets	$447,400,435	$440,103,642	Noninterest Expenses:
			Salaries & Wages	1,555,542	1,607,630	6,097,064	6,433,010
LIABILITIES AND SHAREHOLDERS’ EQUITY			Pension & Employee Benefits	749,134	453,818	2,923,802	2,308,925
Noninterest Bearing Deposits	$60,128,845	$61,314,659	Occupancy Expense, net	215,532	268,816	956,967	974,078
Interest Bearing Deposits	308,698,292	303,055,069	Equipment Expense	233,674	304,370	1,078,584	1,200,322
Borrowed Funds	30,992,604	27,416,262	Loss on Impaired Securities	0	0	0	511,598
Accrued Interest & Other Liabilities	7,347,453	9,167,569	FDIC Insurance	117,695	50,484	684,085	87,027
Common Stock	9,843,572	9,843,572	Other Expenses	1,252,890	584,001	4,656,671	3,897,079
Paid-in Capital	219,331	207,683	Total	4,124,467	3,269,119	16,397,173	15,412,039
Retained Earnings	36,494,109	35,868,916	Income before Taxes	1,644,470	1,712,110	6,646,513	6,125,665
Accumulated Other Comprehensive Loss	(2,599,445)	(3,269,584)	Income Tax Expense	364,551	367,342	1,419,944	1,019,545
Treasury Stock at Cost	(3,724,326)	(3,500,504)	Net Income	$1,279,919	$1,344,768	$ 5,226,569	$ 5,106,120
Total Liabilities and Shareholders’ Equity	$447,400,435	$440,103,642
			Earnings per Share	$0.29	$0.30	$1.17	$1.14
			Book Value per Share			$9.02	$8.75

Standby letters of credit were $1,952,000 and $1,248,000 at December 31, 2009 and 2008, respectively.

Directors - UNION BANKSHARES, INC		Officers UNION BANK			Officers UNION BANK (continued)
Richard C. Sargent, Chairman	Richard C. Marron	Rhonda L. Bennett	Vice President	Morrisville	Robyn A. Masi	Assistant Vice President	Stowe
Cynthia D. Borck	Robert P. Rollins	Therese H. Butler	Assistant Treasurer	Morrisville	Thomas J. Meshako	Senior Vice President	Morrisville
Steven J. Bourgeois	John H. Steel	Stacey L.B. Chase	Assistant Treasurer	Morrisville	Marsha A. Mongeon	Senior Vice President & CFO	Morrisville
Kenneth D. Gibbons	Schuyler W. Sweet	Jeffrey G. Coslett	Senior Vice President	Morrisville	Mildred R. Nelson	Vice President	Littleton
Franklin G. Hovey II		Michael C. Curtis	Vice President	St. Albans	Karen Carlson Noyes	Assistant Vice President	Morrisville
		Peter J. Eley	SVP, Managing Trust Officer	Morrisville	Barbara A. Olden	Vice President	Lyndonville
Directors - UNION BANK		Kenneth D. Gibbons	President & CEO	Morrisville	Deborah J. Partlow	Asst. V.P., Senior Trust Officer	Morrisville
Richard C. Sargent, Chairman	Richard C. Marron	Don D. Goodhue	Information Systems Officer	Morrisville	Lois J. Pigeon	Branch Manager	St. Albans
Cynthia D. Borck	Robert P. Rollins	Melissa A. Greene	Assistant Vice President	Hardwick	Bradley S. Prior	Assistant Treasurer	Morrisville
Steven J. Bourgeois	John H. Steel	Karyn J. Hale	Vice President	Morrisville	Craig S. Provost	Vice President	Stowe
Kenneth D. Gibbons	Schuyler W. Sweet	Claire A. Hindes	Assistant Vice President	Morrisville	Colleen D. Putvain	Assistant Treasurer	Morrisville
Franklin G. Hovey II	Neil Van Dyke	Patricia N. Hogan	Vice President	Morrisville	Suzanne L. Roberts	Vice President	St. Johnsbury
		Tracey D. Holbrook	Regional Vice President	St. Johnsbury	Robert P. Rollins	Secretary	Morrisville
Officers - UNION BANKSHARES, INC.		Lura L. Jacques	Asst. V.P., Trust Officer	St. Albans	Ruth P. Schwartz	Vice President	Morrisville
Richard C. Sargent	Chairman	Lynne P. Jewett	Assistant Vice President	Morrisville	David S. Silverman	Senior Vice President	Morrisville
Kenneth D. Gibbons	President & CEO	Stephen H. Kendall	Vice President	Morrisville	Judy R. Smith	Assistant Vice President	Morrisville
Marsha A. Mongeon	Vice President/Treasurer	Susan O. Laferriere	Vice President	St. Johnsbury	Curtis C. Swan	Assistant Vice President	Fairfax
Robert P. Rollins	Secretary	Dennis J. Lamothe	Vice President	St. Johnsbury	JoAnn A. Tallman	Assistant Secretary	Morrisville
David S. Silverman	Vice President	Susan F. Lassiter	Vice President	Jeffersonville	Francis E. Welch	Assistant Vice President	Morrisville
JoAnn A. Tallman	Assistant Secretary	Carrie R. Locklin	Assistant Treasurer	Morrisville	Lorraine G. Willett	Assistant Vice President	Morrisville

Regional Advisory Board Members
Judy F. Aydelott-Littleton	Kenneth D. Gibbons-All
Steven J. Bourgeois-St. Albans	Franklin G. Hovey II-St. Johnsbury
J. R. Alexis Clouatre-St. Johnsbury	Daniel J. Luneau-St. Albans
Coleen K. Condon-St. Albans	Samuel H. Ruggiano-St. Albans
Dwight A. Davis-St. Johnsbury	Schuyler W. Sweet-Littleton
Kirk Dwyer-St. Johnsbury	Norrine A. Williams-Littleton				cover photo: First snow on hedge, Morrisville
Stanley T. Fillion-Littleton